UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2013

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 11, 2013, CNB Financial Corporation (“CNB”) completed its previously announced acquisition of FC Banc Corp. (“FC”), pursuant to that certain Agreement and Plan of Merger, dated as of March 26, 2013 (the “Merger Agreement”), by and between CNB and FC. Under the terms of the Merger Agreement, FC merged with and into CNB (the “Merger”), with CNB being the surviving corporation of the Merger. Additionally, The Farmers Citizens Bank, a wholly owned subsidiary of FC (“FC Bank”), merged with and into CNB Bank, a wholly owned subsidiary of CNB, with CNB Bank continuing as the surviving entity (the “Bank Merger”). As a result of the Bank Merger, FC Bank will operate as a separate and distinctly branded division of CNB Bank.

Pursuant to the Merger Agreement, for each share of FC common stock, FC shareholders were entitled to elect to receive either (x) $30.00 in cash or (y) 1.754 shares of CNB common stock (the “Exchange Ratio”) and shall receive cash in lieu of fractional shares. Elections were subject to proration procedures whereby at least 80% of shares of FC common stock will be exchanged for shares of CNB common stock. Since stock elections were made with respect to more than 80% of the shares of FC common stock, all shares of FC common stock for which cash elections were made will be converted into the right to receive cash. Based on the elections and proration procedures, the total consideration payable to FC shareholders is approximately $41.6 million, comprised of approximately $8.0 million in cash and 1,873,879 shares of CNB common stock, valued at approximately $33.6 million based on the October 11, 2013 closing price of $17.91 per share of CNB common stock.

Additionally, upon the consummation of the Merger, the board of directors of CNB was expanded in size by one seat and Robert D. Hord, age 67, the Chairman of FC, was designated to serve on the CNB board of directors for a term to expire at CNB’s 2014 annual meeting. Mr. Hord was also appointed to the board of directors of CNB Bank. At CNB’s 2014 annual meeting, Mr. Hord will be included as a nominee for election to the CNB board of directors as a member of Class 2 thereof, for a term to expire at the 2016 annual meeting of shareholders of CNB. Should Mr. Hord reach the mandatory retirement age for directors of CNB before the completion of his term at the 2016 annual meeting, then CNB will, following consultation with Mr. Hord, choose a replacement familiar with FC’s market to complete the remainder of Mr. Hord’s term.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to CNB’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2013 and is incorporated herein by reference.

A copy of CNB’s press release dated October 15, 2013, announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 hereof relating to the appointment of Robert D. Hord to the boards of directors of CNB and CNB Bank is incorporated herein by reference.

Mr. Hord will serve on the Loan Committee of the board of directors of CNB.

Mr. Hord will be compensated as a non-employee director of CNB in accordance with the compensation policies described in CNB’s proxy statement for CNB’s 2013 annual meeting of shareholders.

Other than as described in Item 2.01 hereof, there are no arrangements or understandings between Mr. Hord and any other person pursuant to which Mr. Hord will be designated to serve on the boards of directors of CNB and CNB Bank. There has been no transaction nor are there any proposed transactions between CNB, CNB Bank and Mr. Hord that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (2) costs or difficulties related to the integration of the business following the proposed merger; (3) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (4) changes in general business, industry or economic conditions or competition; (5) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (6) adverse changes or conditions in capital and financial markets; (7) changes in interest rates or credit availability; (8) changes in the quality or composition of loan and investment portfolios; (9) adequacy of loan loss reserves and changes in loan default and charge-off rates; (10) increased competition and its effect on pricing, spending, third-party relationships and revenues; (11) loss of certain key officers; (12) continued relationships with major customers; (13) deposit attrition necessitating increased borrowings to fund loans and investments; (14) rapidly changing technology; (15) unanticipated regulatory or judicial proceedings and liabilities and other costs; (16) changes in the cost of funds, demand for loan products or demand for financial services; and (17) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and CNB undertakes no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings made by CNB with the SEC, including the CNB’s Annual Report on Form 10-K for the year ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(b)	Pro Forma Financial Information.

The required pro forma financial information will be furnished on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 26, 2013, by and between CNB Financial Corporation and FC Banc Corp. (filed as Exhibit 2.1 to CNB’s Current Report on Form 8-K filed on March 26, 2013, and incorporated herein by reference).

99.1	Press release of CNB dated October 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: October 15, 2013	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 26, 2013, by and between CNB Financial Corporation and FC Banc Corp. (filed as Exhibit 2.1 to CNB’s Current Report on Form 8-K filed on March 26, 2013, and incorporated herein by reference).

99.1	Press release of CNB dated October 15, 2013